Exhibit 4.11

[English Translation]

Consent Letter to the Substitution Of Borrowers

Under The Consigned Loan Contract

Feb 13th 2004

TO: Beijing Chang’an Sub-branch of Industrial and Commercial Bank of China

Please refer to the Consigned Loan Contract (hereinafter refers to the Consigned Loan Contract) entered into between China Mobile Communications Corporation (hereinafter “CMCC”) as consigner, Beijing Chang’an Sub-branch of Industrial and Commercial Bank of China (hereinafter refers to the Banker) as consignee and Neimenggu Communication Service Company (hereinafter “the Service Company”) (formerly known as Neimenggu Mobile Communication Company) as borrower, set out in the appendix to this letter. The purpose of this letter is to notify you of a substitution of borrower under the Consigned Loan Contract.

The Service Company is a wholly-owned subsidiary of CMCC. As a state-authorized investment organization and state-owned experimental enterprise, CMCC intends to conduct an asset restructuring among its telecommunications service companies, namely, to inject the assets, liabilities and interests of the Service Company in relation to mobile telecommunications operations, in the name of CMCC, into Neimenggu Mobile Communication Company Limited (hereinafter “Neimenggu Mobile”), a newly established wholly-owned subsidiary of CMCC, after the appraisal and approval of the Commission of the State-owned Assets Supervision and Administration of the State Council. Upon the completion of the reconstruction, Neimenggu Mobile will be mainly engaged in mobile telecommunications operations while the Service Company mainly deals with communication services and other related businesses. China Mobile (Hong Kong) Limited intends to acquire the ten mobile telecommunications companies including Neimenggu Mobile from CMCC (hereinafter “the Acquisition”).

Subject to the aforesaid assets reconstruction, from the date when the mobile telecommunications related assets, operations and liabilities and interests are injected into Neimenggu Mobile (that is the date when the Asset Injection Agreement is executed by CMCC, Neimenggu Mobile and the Service Company, hereinafter as the “Injection Effective Date”), the borrower under the terms and conditions of the Consigned Loan Contract as stated in the attachment to this letter, will be changed from the Service Company to Neimenggu Mobile.

CMCC, the Service Company and Neimenggu Mobile hereby consent and confirm that, (i) from the Injection Effective Date, Neimenggu Mobile shall replace the Service Company and continue to perform the Consigned Loan Contract in accordance with the terms and conditions of the Consigned Loan Contract as originally executed (the accumulative liabilities and responsibilities before the Injection Effective Date will also be assumed by Neimenggu Mobile); (ii) if

Neimenggu Mobile will be changed into a foreign-invested enterprise in accordance with relevant laws and regulations, it will continue performing the Consigned Loan Contract as listed in the appendix to this letter in accordance with its terms and conditions as originally executed.

CMCC, the Service Company and Neimenggu Mobile hereby consent and confirm that this letter shall not be performed in the event that the following conditions are not satisfied: (i) China Mobile (Hong Kong) Limited has obtained the waiver from the Stock Exchange of Hong Kong Limited (hereinafter “the Stock Exchange”) with regard to the constitution of the transaction under the Consigned Loan Contract as a connected transaction under the Listing Rules of the Stock Exchange, or the Consigned Loan Contract has been approved by the independent shareholders of China Mobile (Hong Kong) Limited; and (ii) the completion of the Acquisition by China Mobile (Hong Kong) Limited.

In accordance with legal requirements, any information about the relevant restructuring and Acquisition shall not be disclosed before the completion of the aforesaid restructuring and Acquisition. The Banker shall keep in strictest confidence the issues raised in this letter.

This letter is executed in five (5) original counterparts. Please execute and return three (3) original copies before 27 February 2004. Thank you for your cooperation.

Legal representative or its authorized person	/s/ ZHANG Ligui
For and on behalf of
China Mobile Communications Corporation (Seal)

Legal representative or its authorized person	/s/ YANG Quangui
For and on behalf of
Neimenggu Communication Service Company (Seal)

Legal representative or its authorized person	/s/ LIU Xuefeng
For and on behalf of
Neimenggu Mobile Communication Company Limited (Seal)

Feb [•] 2004

We hereby consent and confirm that:

(1)	From the Injection Effective Date, Neimenggu Mobile shall replace the Service Company and independently and fully perform the Consigned Loan Contract in accordance with the terms and conditions of the Consigned Loan Contract as originally executed (the accumulative liabilities and responsibilities before the Injection Effective Date will also be assumed by Neimenggu Mobile).

(2)	In the event that Neimenggu Mobile changes into a foreign-invested enterprise in accordance with relevant laws and regulations, the Consigned Loan Contract between Neimenggu Mobile and the Banker as list out in the appendix to this letter will remain effective and no other consent should be required to obtain from the Banker by Neimenggu Mobile.

(3)	Despite the aforesaid agreements, this letter shall not be performed in the event that the following conditions are not satisfied: (i) China Mobile (Hong Kong) Limited has obtained the waiver from the Stock Exchange with regard to the constitution of the transaction under the Consigned Loan Contract as a connected transaction under the Listing Rules of the Stock Exchange; or the Consigned Loan Contract has been approved by the independent shareholders of China Mobile (Hong Kong) Limited; and (ii) the completion of the Acquisition by China Mobile (Hong Kong) Limited.

Legal representative or its authorized person	/s/ JI Guang Heng
For and on behalf of
Beijing Chang’an Sub-branch of Industrial and Commercial Bank of China (Seal)

Appendix: List of Consigned Loan Contract

No.	Contract No.	Date of Borrowing	Amount	Outstanding Amount	Term of Contract	Date of Repayment
1	Year 2003, No.013	2003.7.8	800,000,000	600,000,000	1 Year	2004.7.7

Total	—	—	800,000,000	600,000,000	—	—

Schedule to Exhibit 4.11

Pursuant to Instruction 2 to Item 601 of Regulation S-K under the Securities Act of 1933, as amended, the following is a schedule of documents substantially identical in all material respects except as to the parties thereto and the annex of the list of consigned loan contracts from the document filed as Exhibit 4.11.

Exhibit 4.11 Filed

Agreement:	Consent Letter to the Substitution of Borrowers Under The Consigned Loan Contract
Date:	February 13, 2004
Party A:	China Mobile Communications Corporation
Party B:	Neimenggu Communication Service Company
Party C:	Neimenggu Mobile Communication Company Limited
Party D:	Beijing Chang’an Sub-branch of Industrial and Commercial Bank of China

Agreements Substantially Identical to Exhibit 4.11 and Omitted

Agreement:	Consent Letter to the Substitution of Borrowers Under The Consigned Loan Contract
Date:	February 13, 2004
Party A:	China Mobile Communications Corporation
Party B:	Jilin Communication Service Company
Party C:	Jilin Mobile Communication Company Limited
Party D:	Beijing Chang’an Sub-branch of Industrial and Commercial Bank of China

Agreement:	Consent Letter to the Substitution of Borrowers Under The Consigned Loan Contract
Date:	February 13, 2004
Party A:	China Mobile Communications Corporation
Party B:	Heilongjiang Communication Service Company
Party C:	Heilongjiang Mobile Communication Company Limited
Party D:	Beijing Chang’an Sub-branch of Industrial and Commercial Bank of China

Agreement:	Consent Letter to the Substitution of Borrowers Under The Consigned Loan Contract
Date:	February 13, 2004
Party A:	China Mobile Communications Corporation
Party B:	Guizhou Communication Service Company
Party C:	Guizhou Mobile Communication Company Limited
Party D:	Beijing Chang’an Sub-branch of Industrial and Commercial Bank of China

Agreement:	Consent Letter to the Substitution of Borrowers Under The Consigned Loan Contract
Date:	February 13, 2004
Party A:	China Mobile Communications Corporation
Party B:	Gansu Communication Service Company
Party C:	Gansu Mobile Communication Company Limited
Party D:	Beijing Chang’an Sub-branch of Industrial and Commercial Bank of China

Agreement:	Consent Letter to the Substitution of Borrowers Under The Consigned Loan Contract
Date:	February 13, 2004
Party A:	China Mobile Communications Corporation
Party B:	Qinghai Communication Service Company
Party C:	Qinghai Mobile Communication Company Limited
Party D:	Beijing Chang’an Sub-branch of Industrial and Commercial Bank of China

Agreement:	Consent Letter to the Substitution of Borrowers Under The Consigned Loan Contract
Date:	February 13, 2004
Party A:	China Mobile Communications Corporation
Party B:	Ningxia Communication Service Company
Party C:	Ningxia Mobile Communication Company Limited
Party D:	Beijing Chang’an Sub-branch of Industrial and Commercial Bank of China

Agreement:	Consent Letter to the Substitution of Borrowers Under The Consigned Loan Contract
Date:	February 13, 2004
Party A:	China Mobile Communications Corporation
Party B:	Xinjiang Communication Service Company
Party C:	Xinjiang Mobile Communication Company Limited
Party D:	Beijing Chang’an Sub-branch of Industrial and Commercial Bank of China

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